Exhibit 99.1

NRx Pharmaceuticals (NASDAQ:NRXP) Appoints Neuroscience, Information Technology and Medical Technology Veteran to its Board of Directors

●	Dr. Dennis McBride brings extensive experience in Neuroscience and its interface with Information and Medical Technology
●	Retired at a rank that is the civilian equivalent of a senior flag officer from the United States Navy

RADNOR, Pa., June 18, 2024 /PRNewswire/ -- NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) ("NRx Pharmaceuticals", the "Company"), a clinical-stage biopharmaceutical company, today announced that the Company has added Dr. Dennis McBride to its Board of Directors. Dr. McBride brings deep experience in Neuroscience, Medical and Information Technology and digital therapeutics to the Company.

"I am delighted to welcome Dennis to the Board of NRx. His unique background in both Neuroscience and Medical Technology will be an important asset to the company as we seek to develop more advanced treatments for patients," said Dr. Jonathan Javitt, Chairman and Chief Scientist of NRx. "I have worked with Dennis previously on a highly successful digital therapeutic and know the quality he brings to our company."

"I am proud to join the Board of NRx at such an exciting time for the company – the opportunities have never been greater in Neuroscience to advance and improve novel therapies," commented Dr. McBride. "I look forward to using my experience to help advance its strategy and further the development of NRx's impressive pipeline of CNS products and leading its initiative in digital therapeutics."

Dr. Dennis McBride has led numerous national and international initiatives in neuroscience and its interface with information technology, national security, and medical technology/drug development both within the federal government and in the private sector, three of which are now multi-billion-dollar enterprises. He has formative experience in CNS-focused digital therapeutics, having participated with NRx founders in developing now military-proven digital therapeutic technology for reduction of stress and depression. He was instrumental to the founding of InQTel and other private sector-focused initiatives.

Dr. McBride dedicated his Navy career to Aerospace Medicine and ergonomics, during which he served in leadership roles at six nationally-prominent laboratories, including the Defense Advanced Research Projects Agency (DARPA), Naval Aerospace Medical Research Lab, Naval Research Lab, the Office of Naval Research, and the Naval Medical Research Institute. Upon retiring as a highly decorated Navy Captain, he assumed leadership of the Potomac Institute for Policy Studies, where he continues to serve as President Emeritus. He then joined the National Defense University as a Professor to lead the Center for Technology and National Security Policy, completing his term as a Senior Executive-4 (Civilian equivalent to Vice Admiral). Most recently, he served a tour of duty in the Office of the Secretary of Defense. Dr. McBride has served as an adviser to Cabinet Secretaries, US Congressional Committees, and to corporate C-Suite executives. His educational background includes the University of Georgia, Naval Aerospace Medical Institute, the University of Southern California, the London School of Economics, and Harvard Business School, earning a Ph.D. in experimental psychology and four master's degrees.

About NRx Pharmaceuticals

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx has partnered with Alvogen and Lotus around the development and marketing of NRX-101 for the treatment of suicidal bipolar depression. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for HTX-100 (IV ketamine), through Hope Therapeutics, in the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a Specialty Pharmaceutical Company, wholly-owned by NRX Pharmaceuticals focused on development and marketing of an FDA-approved form of intravenous ketamine for the treatment of acute suicidality and depression together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed public offering and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company's operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE NRx Pharmaceuticals, Inc.

For further information: Jeremy Feffer, LifeSci Advisors, Inc., jfeffer@lifesciadvisors.com; Matthew Duffy, Chief Business Officer, NRx Pharmaceuticals, Co-CEO, HOPE Therapeutics, Inc., mduffy@nrxpharma.com